EXHIBIT 10.1

                            NON-COMPETITION AGREEMENT

     This NON-COMPETITION AGREEMENT (this "Agreement") is entered into as of the 29th day of October, 2004, between Mark S. Sexton, an individual (the "Restricted Party"), and Pioneer Natural Resources Company, a Delaware corporation ("Parent").

                                    RECITALS:

     WHEREAS, on May 3, 2004, Parent, Evergreen Resources, Inc., a Colorado corporation ("Evergreen"), and BC Merger Sub, Inc., a Colorado corporation ("Merger Sub"), entered into an Agreement and Plan of Merger that provided for the merger (the "Merger") of Merger Sub with and into Evergreen (the "Merger Agreement");

     WHEREAS, at the time of the execution of the Merger Agreement, Restricted Party and Parent entered into a Consulting and Non-Competition Agreement /or Non-Competition Agreement dated May 3, 2004 (hereinafter referred to as the "May 3rd Agreement");

     WHEREAS, subsequent to execution of the Merger Agreement a disagreement between Parent and Restricted Party arose regarding certain payments to be made to the Restricted Party pursuant to the Change in Control Agreement (defined hereinafter);

     WHEREAS,   contemporaneously  herewith  Parent  and  Restricted  Party  are
entering  into  an  Agreement  to  resolve  the  disagreement   described  above
("Settlement Agreement"); and

     WHEREAS, the Restricted Party, as Mark S. Sexton and an executive officer of Evergreen and a stockholder of Evergreen at the time of the execution of the Merger Agreement, has special expertise in the oil and gas business and knowledge of the Confidential Information acquired by Parent under the Merger Agreement and, as a result, the obligation of Parent and Merger Sub to enter into the Merger Agreement was expressly conditioned upon the execution and delivery of the May 3rd Agreement by the Restricted Party, and the obligation of Parent to enter into the Settlement Agreement is expressly conditioned upon the execution and delivery of this Agreement by the Restricted Party to preserve and expand certain of the obligations of the May 3rd Agreement; and

     WHEREAS, the Restricted Party has agreed to execute, deliver and perform his obligations under this Agreement (i) in connection with the sale of Evergreen by means of the Merger; (ii) to protect the goodwill and Confidential Information acquired by Parent under the Merger Agreement; and (iii) to induce Parent to enter into the Settlement Agreement and consummate the transactions contemplated thereby, pursuant to which the Restricted Party will receive specified and agreed upon consideration.


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     NOW,  THEREFORE,  in  consideration  of the payment to Restricted  Party of
$3,091,750.00 and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Defined Terms. When used in this Agreement, the following terms will have the following meanings:

     "Affiliate" means, with respect to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the actual power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, by contract, credit arrangement or otherwise;

     "Business Enterprise" means any corporation, partnership, limited liability company, sole proprietorship, joint venture, joint stock company, bank, association, trust, trust company, land trust, business trust or other business association or entity;

     "Change in Control Agreement" means that certain Change in Control Agreement dated as of March 1, 2002 between Evergreen and the Restricted Party;

     "Closing" means the closing of the transactions contemplated by the Merger Agreement;

     "Closing Date" means the date on which the Closing occurred;

     "Competing Business" means any Oil and Gas Business on or with respect to the Non Competition Area;

     "Confidential Information" means all information relating to the Evergreen Companies and/or the Evergreen Oil and Gas Interests, including without limitation information relating to title matters, environmental matters, financial statements and other financial matters, engineering reports reflecting the Evergreen Oil and Gas Interests, estimates of reserves, quality of reserves, geological matters, asset listings, production and operating costs, production capabilities, marketing, tax, forecasts and projections, in whatever form (whether documentary, computer storage or other), in all cases pertaining to the Non-Competition Area;

     "Derivative Information" means any notes, summaries, evaluations, analyses and other material derived by the Restricted Party Group from any of the Confidential Information;

     "Equity Interest" means the equity ownership rights in a Business Enterprise, whether in the form of capital stock, ownership unit, limited liability company interest, limited or general partnership interest or any other


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form of  ownership,  or any right,  option,  warrant,  convertible  security  or indebtedness or other instrument enabling any Person to acquire any of the same;

     "Evergreen Company" or "Evergreen Companies" means Evergreen and each of its Subsidiaries;

     "Evergreen Oil and Gas Interests" means all Oil and Gas Interests in which any Evergreen Company has any ownership, working, income and/or net profits interest (including without limitation fee or leasehold interest);

     "Hydrocarbons" means, oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons;

     "Non-Competition Area" means any area within the Raton Basin in Colorado or New Mexico;

     "Oil and Gas Business" means owning, managing, acquiring, attempting to acquire, soliciting the acquisition of, operating, controlling or developing Oil and Gas Interests or engaging in or being connected with, as a principal, owner, officer, director, employee, shareholder, promoter, consultant, contractor, partner, member, joint venturer, agent, equity owner or in any other capacity whatsoever, any of the foregoing activities or the oil and gas exploration and production business;

     "Oil and Gas Interests" means (a) direct and indirect interests in and rights with respect to oil, gas, mineral and related properties (including revenues therefrom) and assets of any kind and nature, direct or indirect, including without limitation working, royalty and overriding royalty interests, mineral interests, leasehold interests, production payments, operating rights, net profits interests, other non-working interests and non-operating interests;
(b) interests in and rights with respect to Hydrocarbons and other minerals or revenues therefrom and contracts or agreements in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations and concessions;
(c) easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (d) interests in equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating, processing and storage facilities (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing, regardless of location;

     "Parent Company" or "Parent Companies" means Parent and each of its Subsidiaries, including, after the Closing, the Evergreen Companies;


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     "Person"  means any natural  person,  Business  Enterprise or  governmental authority;

     "Preferential Right Area" means any area within 20 miles of any Oil and Gas Interests owned by an Evergreen Party at the time of Closing in any of the three areas generally described as the Uintah and Piceance Basins in Utah and Colorado and the Western Sedimentary Basin in Canada;

     "Restricted Party Group" means the Restricted Party together with (a) each member of the Restricted Party's immediate family that lives in his household and (b) any Business Enterprise in which the Restricted Party, any one or more members of the Restricted Party's immediate family or the Restricted Party and one or more members of the Restricted Party's immediate family collectively own or have the right to acquire an Equity Interest in excess of 5% or otherwise have any right, through the ownership of a voting interest or otherwise, to direct the activities of such Business Enterprise; and

     "Subsidiary" or "Subsidiaries" means, with respect to any party, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries.

2. Consideration. The Restricted Party has entered into this Agreement and made the covenants hereinafter set forth (i) in connection with the sale of Evergreen by means of the Merger; (ii) to protect the goodwill and Confidential Information acquired by Parent under the Merger Agreement; and (iii) to induce Parent to enter into the Settlement Agreement and consummate the transactions contemplated thereby, pursuant to which transactions the Restricted Party has or will receive consideration for his Equity Interest in Evergreen and will receive payments under the Settlement Agreement.

3. Advisory Board Services. Parent acknowledges that Restricted Party has agreed to act as a member of the Advisory Board of Heartland Oil and Gas Corp. for a period of two years. Parent agrees that none of the Restricted Party's activities in connection with his service on that Advisory Board shall be considered a breach of any obligation under this Agreement or the May 3rd Agreement.

4.   Restriction on Activities

         (a) From the Closing Date through the second anniversary thereof (the "Restricted Period"), no member of the Restricted Party Group shall, without prior written consent of Parent, directly or indirectly:

                           (i) engage in, carry on or assist, individually or as
                  a principal, owner, officer, director, employee, shareholder, promoter, consultant, contractor, partner, member, joint venturer, agent, equity owner, lender or in any other capacity whatsoever, directly or indirectly, any (A) Competing Business


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                  or   (B)  Business  Enterprise   that  is  otherwise  directly
                  competitive with any Parent Company on or with respect to the Non-Competition Area;

                           (ii) perform for any Business Enterprise engaged in a
                  Competing Business any duty such member of the Restricted Party Group performed for the Evergreen Companies; that involved such member's access to, or knowledge or application of, Confidential Information;

                           (iii) advise,  request,  induce or  attempt to induce
                  any customer, supplier, licensee or other business relation of any Parent Company to curtail, limit or cease doing business with any Parent Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and any Parent Company;

                           (iv) individually or as a principal,  owner, officer,
                  director, employee, shareholder, promoter, consultant, contractor, partner, member, joint venturer, agent, equity owner or in any other capacity whatsoever with or in any Business Enterprise, own, acquire, attempt to acquire or solicit the acquisition of (or assist any person or Business Enterprise to own, acquire, attempt to acquire or solicit the acquisition of) (A) any Oil and Gas Interest on or with respect to the Non-Competition Area or (B) any Equity Interest in any Business Enterprise with any Oil and Gas Interests on or with respect to the Non-Competition Area;

                           (v) contact or solicit with respect to hiring (A) any
                  person who is an employee of any Parent Company, or (B) within 180 days after such person ceases to be so employed, any person who was an employee of any Parent Company;

                           (vi) interfere with  any of the Evergreen Oil and Gas
                  Interests or in any way attempt to do any of the foregoing or assist any other Person to do or attempt to do any of the foregoing; or

                           (vii) individually or as a principal, owner, officer,
                  director, employee, shareholder or beneficial owner of 5% or more of the outstanding shares, promoter, consultant, contractor, partner, member, joint venturer, agent, equity owner or in any other capacity whatsoever with, or in, any Business Enterprise, acquire or assist any person or Business Enterprise to acquire, (A) any Oil and Gas Interest on or with respect to the Preferential Right Area or (B) any Equity Interest in any Business Enterprise with any Oil and Gas Interests on or with respect to the Preferential Right Area without providing Parent 30 days prior written notice and offering Parent the right to acquire up to 50% of the Oil and Gas Interest or Equity Interest in any Business Enterprise without any promote. Notice to Parent shall be in writing and

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                  set forth costs and all other relevant terms and conditions of
                  such  acquisition,   along  with   copies  of  all  applicable
                  documentation related thereto including, without limitation, a copy of the relevant contracts, leases, assignments, farm-in agreements or equivalent agreements. Parent must make its
                  election   to  participate  in  the   transaction  by  written
                  notification within 10 days after receipt of documentation that such Restricted Party has consummated the transaction.

         (b) The Restricted Party, on behalf of the Restricted Party Group, acknowledges that each of the covenants of Sections 4(a)(i) through 4(a)(vii) are in addition to, and shall not be construed as a limitation upon, any other covenant provided in Section 4(a). The Restricted Party, on behalf of the Restricted Party Group, agrees that the geographic boundaries, scope of prohibited activities and time duration of each of the covenants set forth in Sections 4(a)(i) through 4(a)(vii) are reasonable in nature and are no broader than are necessary to protect the goodwill and Confidential Information of the Evergreen Companies, the assets or Equity Interests of which are being acquired by Parent indirectly through the merger of Merger Sub with and into Evergreen, and to protect the other legitimate business interests of the Evergreen Companies, including without limitation any goodwill developed by the Restricted Party with the Evergreen Companies' customers, suppliers, licensees and business partners.

         (c) The parties hereto intend that the covenants contained in each of Sections 4(a)(i) through 4(a)(vii) be construed as a series of separate covenants, one for each county in the Non-Competition Area or Preferential Right Area. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the applicable covenant contained in Sections 4(a)(i) through 4(a)(vii). Furthermore, each of the covenants in Sections 4(a)(i) through 4(a)(vii) hereof shall be deemed a separate and independent covenant, each being enforceable irrespective of the enforceability (with or without reformation) of the other covenants contained in Sections 4(a)(i) through 4(a)(vii) hereof. The Restricted Party admits, acknowledges, and agrees that the restrictions set forth in this Section 4 are (i) made in connection with a contract for the purchase and sale of a business as contemplated by C.R.S. 8-2-113(2)(a) and (ii) designed and intended to protect the Parent's trade secrets as contemplated by C.R.S. 8-2-113(2)(b). As such, the Restricted Party and the Parent agree that the restriction set forth in this Section 4 are valid and enforceable pursuant to Colorado law.

5. Confidentiality. The Restricted Party hereby acknowledges that, during the term of the Restricted Party's relationship with the Evergreen Companies, the Restricted Party Group has developed and had access to Confidential Information and Derivative Information. The Restricted Party hereby agrees as follows with respect to all Confidential Information and Derivative Information:

         (a) Upon the Closing, the Restricted Party will, and will cause each member of the Restricted Party Group to, immediately deliver to Parent

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         all  Confidential   Information  and  Derivative   Information  in  the
         possession of the Restricted Party Group.

         (b) During the Restricted Period, the Restricted Party will, and will cause each member of the Restricted Party Group to, keep all
         Confidential Information and Derivative Information strictly confidential and will not, and will cause each member of the Restricted Party Group not to, use (other than in the performance of duties for or on behalf of the Parent Companies) any of such data, information or results or disclose any such data, information or results to any Person unless otherwise required by law or regulation, and then only after written notice to Parent of the Restricted Party's determination of the need for disclosure.

         (c) In the event that the Restricted Party or any member of the Restricted Party Group becomes legally compelled to disclose any Confidential Information and/or Derivative Information, the Restricted Party will provide Parent with prompt notice so that Parent may seek a protective order or other appropriate remedy and/or waive the
         Restricted Party's compliance with the confidentiality and non-disclosure provisions of this Agreement, and the Restricted Party will cooperate with Parent to obtain such protective order or other remedy. In the event that such protective order or other remedy is not obtained, the Restricted Party Group will furnish only that portion of the Confidential Information and/or Derivative Information which it is advised by counsel is legally required.

6. Responsibility for Restricted Party Group. The Restricted Party will be responsible for any violation of the provisions hereof by any member of the Restricted Party Group.

7.   Miscellaneous. It is further agreed as follows:

                  (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by telecopy, by facsimile, or mailed by registered or certified mail (return receipt requested), or sent by Federal Express or other recognized overnight courier, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       To Parent:                            With a copy to:

       Pioneer Natural Resources USA, Inc.   Pioneer Natural Resources USA, Inc.
       Attn:  Larry Paulsen                  Attn:  Mark Withrow
       5205 N. O'Connor Blvd., Suite 900     5205 N. O'Connor Blvd., Suite 900
       Irving, Texas 75093                   Irving, Texas 75093
       Telephone:  (972) 969-4014            Telephone:  (972) 969-4090
       Fax:  (972) 969-3581                  Fax:  (972) 969-3552


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         To the Restricted Party:
         Mark S. Sexton
         27160 Craig Lane
         Golden, CO  80401
         Telephone:  303-526-4567
         Fax:  303-526-2552


                  (b) Severability. In the event that any provision of this Agreement, or the application thereof to any Person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalid, illegal or unenforceable provision shall be fully severable, this Agreement shall then be construed and enforced as if such provision had not been contained in this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such provision as may be possible and be legal, valid and enforceable. Notwithstanding the above, in the event any such invalidity, illegality or unenforceability of any portion of Section 4(a) hereof is caused by such provision being held to be excessively broad as to time, duration, geographical scope, activity or subject in any jurisdiction, then such provision shall, at the option of Parent, remain a part of this Agreement and shall be reformed and construed within such jurisdiction by limiting and reducing it so as to be enforceable to the extent compatible with then applicable law.

                  (c) Entire Agreement. This Agreement constitutes the entire agreement and supercedes any and all previous agreements between the parties with respect to the subject matter hereof including the May 3rd Agreement. Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated except by an instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

                  (d) Waiver. Waiver of performance of any obligation or term contained in this Agreement by any party, or waiver by one party of the other's default hereunder, will not operate as a waiver of performance of any other obligation or term of this Agreement or a future waiver of the same obligation or a waiver of any future default.

                  (e) Governing Law. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Colorado (excluding Colorado choice-of-law principles that might call for the application of some other state's law).

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                  (f)  Specific Enforcement. The Restricted  Party  acknowledges on behalf of the Restricted Party Group that the covenants of the Restricted Party contained in Section 4, 5 and 6 of this Agreement are special and unique, that a breach by any member of the Restricted Party Group of any term or provision of any of such Sections may cause irreparable injury to Parent, and that remedies at law for the breach of any terms or provisions of Sections 4, 5 and 6 hereof may be inadequate. Accordingly, in addition to any other remedies they may have in the event of breach, Parent shall be entitled to enforce specific performance of the terms and provisions of Sections 4, 5 and 6 hereof, to obtain temporary and permanent injunctive relief to prevent the continued breach of such terms and provisions without the necessity of posting a bond or of proving actual damage, and to obtain attorneys' fees in respect of the foregoing if Parent prevails in such action or proceeding.

                            [Signature page follows]





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     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the date first above written.

                                          PIONEER NATURAL RESOURCES COMPANY

                                          By:    /s/ Mark L. Withrow
                                                 ------------------------------
                                          Name:  Mark L. Withrow
                                          Title: Executive Vice President


          /s/ Mark S. Sexton
        -----------------------------
          Mark S. Sexton



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